Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the fourth quarter of 2003.

* * * * *

Management Discussion of Trends

Service Income

In general, management expects service income categories to exhibit positive trends. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects that fourth quarter processing revenues will produce low double-digit percent growth over the same quarter last year exclusive of an approximate $8 million fourth quarter impact from the MasterCard®/Visa® settlement. Inclusive of the settlement, processing revenues are expected to produce 30-35 percent growth on an annualized basis from the third quarter of 2003. Merchant processing revenues continue to show good growth on new customer additions despite moderating transaction volumes on the existing customer base.

Investment Advisory

Fifth Third expects fourth quarter investment advisory revenues to produce a low double digit to mid-teen growth rate over the fourth quarter last year and remain essentially flat to the third quarter of 2003. As equity market valuations continue to build upon recent positive momentum, Fifth Third expects increased revenue contributions in both private client and institutional services.

Deposit Service Revenue

Retail and commercial deposit account service revenues are expected to produce low double-digit percent year-over-year growth rates as Fifth Third has continued to generate new accounts in all of our markets and service charges continue to benefit from sales campaigns and a low rate environment. Commercial treasury management revenues are showing good year-over-year growth as our sales force continues to add new customers and deepen existing relationships with additional products and services.

Mortgage Banking

Mortgage banking revenues are expected to decline from the levels seen in the third quarter due to a decline in the level of refinance activity. Fifth Third continues to maintain its posture with regard to hedging activity to manage the risk associated with impairment changes and write downs incurred on its mortgage servicing rights portfolio as a result of the current interest rate environment and corresponding prepayment speeds.

Expenses

•	Fourth quarter operating expenses on an overall basis (inclusive of the impact of consolidating a portfolio of consumer operating leases in the third quarter of 2003) are expected to decline modestly from the third quarter of 2003 with continued trend improvement expected over the near term. Fifth Third is continuing to focus on efficiency initiatives and looking to realize benefits from increasing levels of back office automation.

Balance Sheet Trends and Net Interest Income

Fifth Third expects mid to high single digit year-over-year percentage growth in net interest income over last year’s fourth quarter. The net interest margin is expected to improve modestly in the fourth quarter due to decreases in the speed of prepayment activity and corresponding decreases in the level of premium amortization on the available-for-sale securities portfolio relative to the third quarter. Margin trends in future periods will be dependant upon the magnitude of deposit growth and the speed of interest rate changes in the economy. Fifth Third expects loan and subsequent balance sheet growth to moderate from recent period growth levels as asset prepayments continue to slow and interest rates begin to reflect improving economic conditions.

•	On an annualized basis from third quarter levels, period end loans and leases, excluding held-for-sale, are expected to exhibit high single to low double-digit percentage growth. Average total loans and leases are expected to post good growth on an annualized basis from last quarter due to steady middle-market commercial loan demand and continued strength in the level of consumer loan demand partially mitigated by loan sales in the prior quarter. Overall, average total earning assets are expected to post low double-digit growth on an annualized basis from last quarter.

•	Fifth Third continues to experience very strong growth in the number of transaction accounts with growth in balances partially mitigated by modest outflows from higher balance accounts. Fifth Third expects that near term trends in deposit growth will continue to reflect success in attracting new customer relationships across our footprint.

•	Lower overall funding costs on a year-over-year basis due to lower interest rates in all categories.

•	Fifth Third’s deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

Credit Quality

With the general difficulty of the environment Fifth Third is realistic about the difficulty in precisely estimating credit quality metrics. Fifth Third’s long history of low exposure limits, avoidance of national or sub-prime lending businesses, centralized credit risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Commercial net charge-offs are expected to increase in the fourth quarter primarily due to the charge-off of two commercial airline leases totaling approximately $18 million. On an overall basis:

•	Fourth quarter net charge-offs as a percentage of loans and leases are expected to range in the mid 60 bp level.

•	The amount of nonperforming assets as a percentage of loans and leases is expected to improve from third quarter levels.

Other Events

•	As announced on November 24, 2003, Fifth Third agreed to sell its corporate trust business. The transaction is expected to close in the fourth quarter of 2003.

•	Fifth Third will report fourth quarter earnings on January 15, 2004 prior to the market opening and will again host a conference call to be held the morning of the release.

* * * *

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.